FOR IMMEDIATE RELEASE                           CONTACT:  Jim Bauer
                                                          Investor Relations
                                                          (678) 473-2647
                                                          jim.bauer@arrisi.com

                       ARRIS ANNOUNCES THIRD QUARTER 2003
                                FINANCIAL RESULTS

DULUTH, GA. (OCTOBER 22, 2003) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, today announced financial results for the third quarter 2003.

FINANCIAL HIGHLIGHTS:

        - Revenues for the third quarter were up 11% sequentially to $113.1 million.

        - Net income (loss) per share for the third quarter was $(0.19) which includes: amortization of intangibles, severance and other costs associated with the previously announced divestiture of ESP consulting services, and severance associated with other cost reduction actions implemented in the quarter. Net income
                (loss) per share excluding these items was $(0.04) for the third quarter.

        - Gross margins improved by approximately 150 basis points from the second quarter to 28.2%.

        - Cash on hand at the end of the quarter was $60.0 million, with zero drawn on the revolving credit facility. Approximately $3.2 million of cash was used in operations in the third quarter, predominately due to growth in accounts receivable.

FINANCIAL DETAILS:

Third quarter revenues were $113.1 million, up 11% from second quarter 2003 revenues of $101.7 million and in the upper range of the Company's guidance for the quarter. Through the first three quarters of 2003, revenues were $306.2 million, as compared to $529.5 million in 2002.

On a GAAP basis, net income (loss) for the third quarter was $(14.6) million or $(0.19) per share, as compared to $(0.37) per share in the second quarter of 2003 and $0.04 per share in the third quarter 2002. Net income (loss) through the first nine months of 2003 was a loss of $(38.9) million or $(0.50) per share as compared to a loss of $(97.1) million, or $(1.19) per share in 2002. The third quarter earnings include the impact of: 1) amortization of intangibles of $(8.8) million or $(0.12) per share, 2) severance and other costs associated with the previously announced divestiture of ESP of $(1.4) million or $(0.02) per share, and 3) severance associated with other cost reductions actions implemented in the quarter of $(1.4) million or $(0.02) per share. Excluding these items, net income (loss) of $(3.0) million or $(0.04) per share was also at the upper range of previous Company guidance.

Broadband product revenues were $75.0 million in the third quarter up 13% from the second quarter 2003 level of $66.5 million. Supplies product revenues were $38.1 million in the third quarter, up 8% compared to $35.2 million in the second quarter of 2003. International sales were $17.5 million in the third quarter, as compared to $17.8 million in the second quarter 2003. Sales to Comcast were $35.8 million in the third quarter, as compared to $36.1 million in the second quarter 2003. Backlog at the end of the third quarter was $57.5 million compared to $43.3 million at the end of the second quarter 2003. Bookings in the third quarter were $127.3 million as compared to $90.4 million in the second quarter 2003. (Bookings in the second quarter include the impact of the previously disclosed removal of $7.5 million of orders in the second quarter related to Cabovisao). The book-to-bill ratio in the third quarter was approximately 1.13, compared to 0.96 in the second quarter 2003.

Gross margins of 28.2% were up approximately 150 basis points over second quarter 2003 margins of 26.7% as the result of product cost reductions implemented and higher volume.

Operating expenses (excluding amortization of intangibles) were $35.1 million for the quarter, which included $(2.8) million of severance and other costs related to the ESP divestiture and cost reduction actions, as discussed above. This compares to $43.7 million in the second quarter of 2003, which included $(7.7) million of charges related to reserves for doubtful accounts for Cabovisao and severance charges. During the third quarter, the Company continued to take various actions to reduce its breakeven point.

The Company ended the third quarter with $60.0 million of cash on hand and continues to have zero drawn on its revolving credit facility. The Company used approximately $3.2 million of cash in operations in the quarter, predominately as a result of an increase in accounts receivable. The Company used approximately $4.1 million of cash in investing activities in the quarter, including the previously announced purchase of certain assets of COM21.

The Company ended the third quarter with $95.0 million of net inventory, which was down from the second quarter level of $106.0 million. Inventory turns improved to 3.2 at the end of the third quarter as compared to 2.8 at the end of the second quarter 2003. Trade accounts receivable were $61.6 million at the end of the third quarter and compares to $55.2 million at the end of the second quarter 2003. DSO's were 47 days at the end of the third quarter as compared to 56 days at the end of the second quarter 2003.

"The industry conditions that have impacted our company for the past several quarters appear to be improving," said Bob Stanzione, ARRIS Chairman, President & CEO, "and our results this quarter seem to bear this out. Although overall industry capital expenditures are forecast to continue to decline into 2004, we believe ARRIS revenues will increase next year as cable operators accelerate their offerings of high-speed data and prepare for rollouts of VoIP. The beginnings of these improvements in overall industry spending in ARRIS product areas were reflected by the increase in our sales this quarter. Although we expect to see the normal seasonality of spending in the fourth quarter, I am encouraged by the outlook for 2004 and our strengthening performance. ARRIS, of course, will continue to tightly control and reduce expenses, where possible, while at the same time continuing our intense focus on product development and winning new or expanding existing customer relationships. Continuing cable telephony rollouts, increasing bandwidth requirements for peer-to-peer transmissions and increasing competition for broadband access to the customer premises are all catalysts for increased spending with ARRIS in the coming quarters. These opportunities for revenue growth, coupled with the recent actions that we have taken to further reduce our breakeven point, make me confident that we will return to profitability in 2004, excluding amortization of intangibles. Our market leading Cadant C4(R) CMTS product gives us the ability to take advantage of the need for more bandwidth and the longer term projected growth of VoIP services as the cable operators look for new sources of revenue and earnings growth into the future," concluded Stanzione.

During the quarter, the Company announced that it had reached agreements with its major customers on the timing and pricing to upgrade previously deployed C4 CMTS to DOCSIS 2.0 specifications. These agreements allow for a simple upgrade to DOCSIS 2.0 from 1.1 when customers may require DOCISIS 2.0 functionalities by inserting a new cable access module and installing Release 4.0 software on existing and new DOCSIS 1.1 C4 CMTS platforms. The Company plans to obtain DOCSIS 2.0 certification for the C4 and begin to roll out these products during the first half of 2004. In addition during the quarter, the Company completed the transaction to purchase certain CMTS assets from Com21. These assets resulted in a new feature rich, rack mounted CMTS product called the Cadant(R) C3. This new product, which is designed to reach smaller scale markets both domestically and internationally, received CableLabs DOCSIS 1.1 qualification in Wave 26 and provides ARRIS with a complete CMTS product line.

The Company also recently announced a co-marketing agreement with Juniper Networks to collaborate on the sale of each other's products to cable operators who are looking to differentiate their offerings through the delivery of IP based services. The agreement combines the high performance of Juniper Networks' high performance IP networking platforms with the market leading product line of ARRIS Cadant(R) CMTSs.

"We are very pleased with the 11% sequential growth in revenue, the improvement in our book to bill ratio, our continuing gross margin improvements and ongoing reductions in expenses during the quarter," said Larry Margolis, ARRIS EVP & CFO. "Our revenues have improved throughout 2003 and this trend, along with the actions already implemented to reduce our breakeven point, will hasten our return to profitability in 2004. Anticipating the normal seasonal pattern of previous fourth quarters, we forecast that revenues for the fourth quarter of 2003 will be in the range of $105 million to $115 million with net income (loss) per share in the range of $(0.12) to $(0.20) inclusive of amortization of intangibles, or $0.00 to $(0.08) excluding the amortization of intangibles."

ARRIS management will conduct a conference call at 8:30am EST on Thursday, October 23, 2003 to discuss these results in detail. You may participate in this conference call by dialing 877-691-0879 prior to the start of the call and providing the ARRIS Group Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 6:30pm EST release on October 22, 2003 and the completion of the scheduled conference call on October 23, 2003. A replay of the conference call can be accessed through Tuesday, October 28, 2003 by dialing (877) 519-4471 and using the PIN#4224483. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services is found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

        -       fourth quarter 2003 revenues and earnings;

        -       timing of the return to profitability;

        -       improvements in revenues for 2004 and beyond;

        -       the general market outlook;

        -       the timing of improvements in industry conditions; and

        -       the upgrading and certification of certain products.

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

        - projected results for the fourth quarter 2003 and estimates of timing of the return to profitability and the general outlook for 2004 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

        - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption;

        - several of the substantial participants in our industry, including some of our customers are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences, additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve; and

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                     SEPTEMBER 30      JUNE 30        MARCH 31        DECEMBER 31    SEPTEMBER 30
                                                        2003            2003            2003            2002            2002
                                                     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)                     (UNAUDITED)
                                                     ------------    ------------    ------------    ------------    ------------
ASSETS

Current assets:
       Cash and cash equivalents                        $ 59,981        $ 67,217        $ 76,543        $ 98,409        $ 94,037
       Accounts receivable, net                           61,345          54,942          69,264          78,743         132,418
       Accounts receivable from Nortel                       282             215             289           2,212           2,930
       Other receivables                                   1,410           1,289           1,919           3,154           3,766
       Inventories                                        95,009         105,980         104,331         104,203         113,874
       Income taxes recoverable                                -               -               -               -               -
       Investment held for resale                              -             103             160             137              83
       Current assets - discontinued operations                -               -               -               -          22,830
       Other current assets                               13,520          12,453          14,647          14,834          18,905
                                                     ------------    ------------    ------------    ------------    ------------

          Total current assets                           231,547         242,199         267,153         301,692         388,843

Property, plant and equipment, net                        27,177          28,093          30,210          34,540          40,528
Goodwill                                                 151,340         150,569         151,253         151,265         222,507
Intangibles                                               40,344          48,054          56,794          64,843          74,318
Investments                                                2,361           3,179           4,885           4,594          12,387
Deferred income taxes, net                                     -               -               -               -               -
Other assets                                               8,895           9,723          11,701           6,478          10,721
                                                     ------------    ------------    ------------    ------------    ------------

                                                       $ 461,664       $ 481,817       $ 521,996       $ 563,412       $ 749,304
                                                     ============    ============    ============    ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                 $ 25,752        $ 28,807        $ 29,343        $ 24,253        $ 43,383
       Accrued compensation, benefits and
         related taxes                                    16,947          17,187          16,914          23,423          27,238
       Accounts payable and accrued expenses -
         Nortel                                              140             427             540          11,303          13,095
       Current portion of long-term debt                   1,060             184          11,755          23,887          99,598
       Current portion of capital lease
         obligations                                          22           1,171           1,415           1,120           1,142
       Other accrued liabilities                          36,307          39,828          39,513          44,360          41,037
                                                     ------------    ------------    ------------    ------------    ------------

          Total current liabilities                       80,228          87,604          99,480         128,346         225,493

Capital lease obligations, net of current
 portion                                                       -             139             337             158             389
Long-term debt                                           125,365         125,000         125,028               -               -
                                                     ------------    ------------    ------------    ------------    ------------

          Total liabilities                              205,593         212,743         224,845         128,504         225,882

Membership interest - Nortel                                   -               -               -         114,518         111,768
                                                     ------------    ------------    ------------    ------------    ------------

          Total liabilities & membership interest        205,593         212,743         224,845         243,022         337,650

Stockholders' equity:
       Preferred stock                                         -               -               -               -               -
       Common stock                                          774             757             758             831             830
       Capital in excess of par value                    586,107         577,592         578,397         603,563         603,639
       Unearned compensation                              (9,362)         (2,397)         (3,328)         (1,649)         (2,010)
       Unrealized holding gain (loss) on marketable
        securities                                           132              90             445             227          (3,469)
       Unfunded pension losses                            (1,219)         (1,219)         (1,219)         (1,219)
       Retained earnings                                (320,245)       (305,652)       (277,883)       (281,329)       (187,283)
       Cumulative translation adjustments                   (116)            (97)            (19)            (34)            (53)
                                                     ------------    ------------    ------------    ------------    ------------

          Total stockholders' equity                     256,071         269,074         297,151         320,390         411,654
                                                     ------------    ------------    ------------    ------------    ------------

                                                       $ 461,664       $ 481,817       $ 521,996       $ 563,412       $ 749,304
                                                     ============    ============    ============    ============    ============

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                  -------------------------      ---------------------------
                                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                   SEPTEMBER 30,
                                                                  -------------------------      ---------------------------
                                                                     2003          2002             2003            2002
                                                                  -----------    ----------      -----------     -----------
Net sales                                                          $ 113,111     $ 180,577        $ 306,164       $ 529,476
Cost of sales                                                         81,269       115,360          222,393         345,549
                                                                  -----------    ----------      -----------     -----------
     Gross profit                                                     31,842        65,217           83,771         183,927
Operating expenses:
   Selling, general, administrative and development                   35,058        46,106          115,979         161,551
   Restructuring and impairment charges                                    -             -              336               -
   Amortization of intangibles                                         8,812         8,708           26,284          25,786
                                                                  -----------    ----------      -----------     -----------
                                                                      43,870        54,814          142,599         187,337
                                                                  -----------    ----------      -----------     -----------
Operating profit (loss)                                              (12,028)       10,403          (58,828)         (3,410)

Interest expense                                                       2,881         2,123            7,535           6,523
Membership interest                                                        -         2,659            2,418           7,659
Loss (gain) on debt retirement                                             -             -          (28,506)          9,276
Loss (gain) on investments                                               (19)          901              995           2,471
Other (income) expense, net                                             (297)         (173)          (2,354)         (3,843)
                                                                  -----------    ----------      -----------     -----------
   Income (loss) from continuing operations before
      income taxes                                                   (14,593)        4,893          (38,916)        (25,496)

   Income tax expense (benefit)                                            -             -                -          (6,800)
                                                                  -----------    ----------      -----------     -----------

   Net income (loss) from continuing operations                      (14,593)        4,893          (38,916)        (18,696)

Discontinued Operations:
   Income (loss) from discontinued operations                              -        (1,406)               -         (20,465)
   Income tax expense (benefit)                                            -             -                -               -
                                                                  -----------    ----------      -----------     -----------
     Gain (loss) from discontinued operations                              -        (1,406)               -         (20,465)
                                                                  -----------    ----------      -----------     -----------

       Net income (loss) before cumulative effect
         of an accounting change                                     (14,593)        3,487          (38,916)        (39,161)

Cumulative effect of an accounting change - goodwill                       -             -                -          57,960
                                                                  -----------    ----------      -----------     -----------

   Net income (loss)                                               $ (14,593)      $ 3,487        $ (38,916)      $ (97,121)
                                                                  ===========    ==========      ===========     ===========

Net income (loss) per common share
   Basic:    Income (loss) from continuing operations              $   (0.19)      $  0.06        $   (0.50)      $   (0.23)
              Income (loss) from discontinued operations                   -         (0.02)               -           (0.25)
              Cumulative effect of an accounting change                    -             -                -           (0.71)
                                                                  -----------    ----------      -----------     -----------

   Basic:    Net income (loss)                                     $   (0.19)      $  0.04        $   (0.50)      $   (1.19)
                                                                  ===========    ==========      ===========     ===========

   Diluted: Income (loss) from continuing operations               $   (0.19)      $  0.06        $   (0.50)      $   (0.23)
              Income (loss) from discontinued operations                   -         (0.02)               -           (0.25)
              Cumulative effect of an accounting change                    -             -                -           (0.71)
                                                                  -----------    ----------      -----------     -----------

   Diluted: Net income (loss)                                      $   (0.19)      $  0.04        $   (0.50)      $   (1.19)
                                                                  ===========    ==========      ===========     ===========

Weighted average common shares
Basic                                                                 75,038        82,506           77,339          81,675
                                                                  ===========    ==========      ===========     ===========

Diluted                                                               75,038        83,110           77,339          81,675
                                                                  ===========    ==========      ===========     ===========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                           FOR THE THREE MONTHS ENDED         FOR THE NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                     SEPTEMBER 30,
                                                             2003             2002               2003             2002
                                                         --------------  ---------------    ---------------   -------------
OPERATING ACTIVITIES:
      Net income (loss)                                      $ (14,593)         $ 3,487          $ (38,916)      $ (97,121)
      Adjustments to reconcile net income (loss) to net cash
        provided by (used in) operating activities:
        Depreciation                                             3,547            4,808             13,217          15,659
        Amortization of intangibles                              8,812            8,708             26,284          25,786
        Amortization of deferred finance fees                    1,217              690              3,371           1,966
        Amortization of unearned compensation                    1,001              418              2,254           1,304
        Provision for doubtful accounts                            142            4,041              7,860          27,066
        Loss on disposal of fixed assets                             6              298                 11             317
        Loss (gain) on investments                                 (19)             901                995           2,471
        Cash proceeds from sale of trading securities               96               60                226              60
        Loss (gain) on debt retirement                               -                -            (28,506)          9,276
        Loss on sale of ESP product line                         1,373                -              1,373               -
        Loss (gain) on sale of discontinued product lines            -                -             (2,000)          8,536
        Cumulative effect of an accounting change - goodwill         -                -                  -          57,960
      Changes in operating assets & liabilities, net of
        effects of acquisitions and disposals:
        Accounts receivable                                     (7,802)           6,713             10,278         (25,293)
        Other receivables                                         (121)           2,526              1,744           6,283
        Inventory                                               11,209           12,319              9,763          41,100
        A/P & accrued liabilities                               (7,014)         (17,224)           (21,850)        (15,299)
        Income taxes recoverable                                     -           12,629                  -           5,066
        Accrued membership interest                                  -            2,659              2,418           7,659
        Other, net                                              (1,009)           1,086               (589)         (6,697)
                                                         --------------  ---------------    ---------------   -------------
           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES  (3,155)          44,119            (12,067)         66,099

INVESTING ACTIVITIES:
      Purchases of property, plant, and equipment               (1,595)          (2,910)            (4,213)         (6,532)
      Cash proceeds from sale of Keptel product line                 -                -                  -          30,000
      Cash proceeds from sale of Actives product line                -                -              1,800               -
      Cash paid for acquisition                                 (2,284)             (39)            (2,842)           (874)
      Cash paid for disposal of ESP product line                  (231)               -               (231)              -
      Other                                                         26                -                 26               -
                                                         --------------  ---------------    ---------------   -------------
           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES  (4,084)          (2,949)            (5,460)         22,594

FINANCING ACTIVITIES:
      Proceeds from issuance of debt                             1,597                -            126,597               -
      Redemption of preferred membership interest                    -                -            (88,430)              -
      Repurchase and retirement of common stock                      -                -            (28,000)              -
      Payments on capital lease obligations                     (1,288)            (247)            (2,122)           (650)
      Payments on debt obligations                                (356)               -            (24,325)              -
      Deferred finance costs paid                                 (519)            (350)            (5,797)           (350)
      Proceeds from issuance of stock                              569              252              1,176           1,007
                                                         --------------  ---------------    ---------------   -------------
           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       3             (345)           (20,901)              7

           NET INCREASE IN CASH AND CASH EQUIVALENTS            (7,236)          40,825            (38,428)         88,700
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                67,217           53,212             98,409           5,337
                                                         --------------  ---------------    ---------------   -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $ 59,981         $ 94,037           $ 59,981        $ 94,037
                                                         ==============  ===============    ===============   =============

                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                           --------------------------------------------------------------------------------
                                             THREE MONTHS ENDED SEPTEMBER 30, 2003   NINE MONTHS ENDED SEPTEMBER 30, 2003
                                           --------------------------------------    --------------------------------------
                                                                  PER DILUTED                               PER DILUTED
                                                AMOUNT               SHARE                AMOUNT               SHARE
                                           ------------------  ------------------    ------------------  ------------------
Net income (loss)                                  $ (14,593)            $ (0.19)            $ (38,916)            $ (0.50)

Highlighted items:
  Amortization of intangibles                          8,812                0.12                26,284                0.34
  Severance related to workforce reduction             1,407                0.02                 2,914                0.04
  Severance and other costs - ESP divestiture          1,373                0.02                 1,373                0.02
  Allowance for Cabovisao receivable                       -                   -                 6,400                0.08
  Loss (gain) on investments                             (19)               0.00                   995                0.01
  Gain on retirement of membership interest                -                   -               (28,506)              (0.37)
  Write-off of customer relationship software              -                   -                 2,243                0.03
                                              -----------------------------------    --------------------------------------

        Total highlighted items                       11,573                0.15                11,703                0.15

                                              -----------------------------------    --------------------------------------
Net income (loss) excluding highlighted items       $ (3,020)            $ (0.04)            $ (27,213)            $ (0.35)
                                              ===================================    ======================================

Weighted average common shares - diluted                                  75,038                                    77,339
                                                               ==================                        ==================



ARRIS believes that presenting net income and earnings per share amounts adjusted for the events described above provides meaningful information which will allow investors to more easily compare ARRIS' financial performance period to period. Therefore, ARRIS will continue to provide similar information in the future with full schedules reconciling the differences between GAAP and non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.